Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 132 to Registration Statement No. 002-27962 on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds and Portfolios listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2012, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 25, 2013

Appendix A

Report Date	Funds / Portfolios
February 20, 2013	Eaton Vance Large-Cap Core Research Fund
February 20, 2013	Large-Cap Core Research Portfolio

February 25, 2013	Parametric Commodity Strategy Fund (formerly Eaton Vance Parametric Structured Commodity Strategy Fund)